Raptor Fabrication & Equipment Inc.

7064 Sampey Road, Groveland Florida 34736
321-274-9675 fax 352-429-3951 dwayne@raptorfe.com

Fabrication & Equipment

Proposal / Order Form

Customer: Coastal Biofuels
Address: PO Box 1726
Savannah, GA 31402

Proposal # 010-0508
Date March 15, 2010

Phone: (912) 312-3085
Fax:
Email mdlofton3@comcast.net

Contact: Mark Lofton

Site Location Georgia
Proposed Equipment Use: 250 Gallons Per Hour Bio-Diesel System
with feedstock of <10FFA, system can take FFA of < 17 but will slow production)

EQUIPMENT SPECIFIED

Quantity	Part No.	Description	Price
Outside Feedstock Storage Components			
1	904-10000-HT-ST	10,000 Gal. Steel Holding Tanks (Grease) w/ Preheaters to 140°I	**Owner Supplied**
1	904-SHH-15KW	Heater Steam/hot water, 15 KW	**Owner Supplied**
1	904-PUMP-1.5"-PD	1.5" Pneumatic Diaphragm Pump	Included
1	450-CP-TLF-FS	Feedstock Control Package, (Temp, Level, Flow)	Included
Inside Biodiesel Skid System			
4	904-SPILL-10X20	Spill Containment 10' x 20' sections	Included
2	904-1500-AEST-PT	1500 Gal. Acid Etherification Reactor *(Includes, valves, controls, temperature, level and conductivity sensors)*	Included
1	904-PUMP-1.5"-PD	1.5" Pneumatic Diaphragm Pump	Included
1	904-SHH-5KW	Heater Steam/hot water, 5 KW	Included
1	904-EA-230-3-1HP	Agitator 1 HP, 230 VAC/ 3PH	Included
1	904-PUMP-1.5"-PD	1.5" Pneumatic Diaphragm Pump	Included
1	904-HMI-19 TCP	19" HMI Touch Control Panel	Included
1	904-1500-TEST-SS	1500 Gal. Trans-Etherification Reactor *(Includes, valves, controls, temperature, and level sensors)*	Included
1	904-EA-230-3-1HP	Agitator 1 HP, 230 VAC/ 3PH	Included
1	904-SHH-5KW	Heater Steam/hot water, 5 KW	Included
1	904-PUMP-1.5"-PD	1.5" Pneumatic Diaphragm Pump	Included
3	904-1500-HT-PT	1500 Gal. Post Reactor Settling Tanks *(Includes, valves, controls, temperature, level and conductivity sensors)*	Included
1	904-PUMP-1"-PD	1" Pneumatic Diaphragm Pump	Included
1	904-CATWALK-3X10	3' X 10' Foot Catwalk w/ pipe & electrical chases	Included
1	904-5 GPM- SEPOR	5 GPM Separators System	**Owner Supplied**
1	450-C-T-T	Temperature Sensor	Included
1	904-SHH-1KW	Heater Steam/hot water, 1 KW	Included
1	904-HT-PT	Poly Holding Tank 210 gal.	Included
1	450-C-TLF-T	Temperature, Level and Flow Sensors	Included
1	904-PUMP-1"-PD	1" Pneumatic Diaphragm Pump	Included
1	904-GBT-500	Glycerin Bottoms Surge System (500 gal) *(Includes, valves, controls, temperature, and level sensors)*	Included
1	904-SHH-1KW	Heater Steam/hot water, 1 KW	Included
1	904-GRU-500	Glycerin Recovery with Methanol Recovery System (500 gal) *(Includes, valves, controls, temperature, and level sensors)*	**Option** **$45,000.00**
1	904-SHH-40KW	Heater Steam/hot water, 40 KW in tank	**Option**

EQUIPMENT SPECIFIED		(Page 2)	
1	904-IONEX-10-S	ION Exchange Units Sodium Base Resin (10 GPM)	**Owner Supplied**
1	904-PUMP-1"-PD	1" Pneumatic Diaphragm Pump	Included
1	450-C-FM-T	Flow Meter	Included
1	904-MCS-5 GPM	Methanol Recovery System 5 GPM *(Includes, valves, controls, temperature, and level sensors)*	Included
1	904-SHH-50KW	Heater steam/hot water, 50 KW	Included
1	904-IONEX-10-H	ION Exchange Units Hydrogen Base Resin (10 GPM)	**Owner Supplied**
1	904-HX-1	Heat Exchanger for Heat Recovery #1	Included
1	904-FS-1	Post Biodiesel Filter Unit (50,10,5,1 micron filters)	**Owner Supplied**
1	Steam Boiler	Steam Boiler	Included
1	Air Compressor	Air Compressor	**Owner Supplied**
Inside Chemical Skid System			
1	904-55-ADT	55 Gal. Sulfuric Acid Day Tank System *(Includes, valves, control, and pump)*	Included
1	904-250-CMS-PT	250 Gal. Catalyst Tote	**Owned Supplied**
Inside Biodiesel Storage Tank Components			
3	904-5000-HT-PT	Holding Tanks (Biodiesel)	**Owned Supplied**
1	904-PUMP-75-BP	75 GPM Electric Biodiesel Pump	**Owned Supplied**
1	450-CP-TLF-BS	Biodiesel Storage Control Package, (Temp, Level, Flow)	**Owned Supplied**
Outside Methanol Storage Tank Components			
1	904-3000-GMT	3,000 Gal. Above Ground Methanol Holding Tanks	**Owner Supplied**
1	904-1000-PT	1,000 Gal. Recovered Methanol Holding Tanks	Included
1	450-CP-TLF-M	Methanol Storage Control Package, (Temp, Level, Flow)	Included
1	904-PUMP-1"-PD	1" Pneumatic Diaphragm Pump	Included
		Equipment Total:	**$582,000.00**

SITEWORK

Description	Responsibility	Price
Unloading Equipment	Customer	$0.00
Permitting and Engineered Drawings	Customer	$0.00
Plumbing of Bio-Diesel System	Raptor	Included
Plumbing from tanks to Bio-Diesel System	Raptor	Included
Electrical to Bio-Diesel System Panels	Customer	$0.00
Electrical for Bio-Diesel System (internal)	Raptor	Included
Steam Lines to Biodiesel System	Customer	$0.00
Installation of Bio-Diesel System	Raptor	Included
Initial Start-up/Training (two weeks)	Raptor	Included
Taxes, Import tax & duty	Customer	$0.00
	Site work Total:	**$0.00**

Freight	
Carrier:	Raptor
F.O.B.	Groveland, FL
Terms:	
Estimate:	$18,000.00

SUBTOTAL:	$582,000.00
TAXES:	
Option	***not included***
FREIGHT: (EST)	$18,000.00
TOTAL:	$600,000.00

Terms of Payment: Purchase within USA and Canada require a $200,000.00 deposit upon acceptance of Proposal, $75,000.00 in 4 week, $75,000.00 in 8 weeks, and $50,000.00 on startup of system. Balance will of $200,000.00 will be paid in 12 months from startup of system. ***Price valid until April 15, 2010***

Terms and Conditions

1) This Proposal is being submitted by Raptor. This Proposal including all terms and specifications as stated herein constitutes

2) The prices proposed herein are good for the number of days in which the Proposal is valid for, otherwise subject to change according to the then current price list, which supersedes all previous published price lists.

a. All terms stated in the Proposal herein are from the date of executed Proposal order or shipment date of equipment, whichever is earlier.

b. A finance charge shall be imposed on any balance not received within thirty (30) days after receipt of equipment. The finance charge is a periodic monthly rate of 1.5% of which the corresponding annual rate is 18%.

c. There will be no exceptions or arrangements, expressed or implied herein unless it is obtained in writing from an authorized representative of Raptor.

d. Raptor shall maintain all right title, and interest to said equipment until such time as equipment is paid in full.

3) To establish and maintain a line of credit a Purchaser must have their account in good standing and furnish a Credit Application, Security Agreement, Personal Guarantee and Financial Statements, as requested.

4) If included and so stated on the Proposal/Order, Raptor hereby agrees to provide to customer one (1) certified trained technician to inspect startup of the operational system, run any necessary tests on the unit, make necessary adjustments to the system.

5) Customer Responsibilities:

a. Upon arrival at the shipping destination, the unit should be inspected for shipping damage (see Freight/Policy/Risk of Loss/ Freight Loss or Damage).

b. Notify carrier and Raptor immediately of any damage and write on the Bill of Lading what is damaged or missing.

c. It is the responsibility of the customer to unload equipment off the truck and properly set in place for installation.

d. The System should be located on a stable and level foundation with access available around the unit.

e. It is the responsibility of the customer to regularly monitor and maintain the water chemistry and to utilize additives and cleaning agents properly, also making sure that they are compatible with equipment.

f. Customer will protect equipment from extreme temperatures once installed.

I. Notify Raptor immediately of any malfunction of the equipment at start up.

6) FREIGHT POLICY/RISK OF LOSS/FREIGHT LOSS OR DAMAGE

The price quoted for freight is based on estimated weight and current carrier listing and may be subject to changes. All freight is F.O.B. shipping point. Not withstanding any other terms herein, the risk of loss to the system described in the Proposal.

a. Upon receipt of the equipment, Purchaser must inspect the shipment immediately upon receipt from the Carrier.

b. Notify the Carrier immediately and write on the Bill of Lading what is damaged or missing. Call Raptor immediately at 1-321-274-9675

c. Claims for concealed damage must be reported to Raptor in writing within fifteen (15) days from the date of delivery.

d. **Please take note that the Carrier will not cover the damages if the foregoing steps are not adhered to.**

7) Manufacturer warrants the new System parts for a period of twelve (12) months from initial startup not to exceed fourteen (14) months from Date of Delivery to be free from defects in material and workmanship under normal use and service when operating

8) There will be a 25% restocking and freight return charge on all canceled orders that have been shipped by Manufacturer to the customer.

9) Default/Nonpayment: By either party's nonperformance herein including purchaser's failure to pay in full within the thirty (30) days time period will constitute a default. Jurisdiction shall be Martin County, Florida and the dispute heard by the American Arbitration Assoc.

Manufacturer's obligation under this Warranty being limited to repairing or replacing at its option any part found to its satisfaction to be so defective, provided that used part is, upon request returned to the Distributor or Manufacturer freight prepaid.

This Warranty does not cover parts damaged by decomposition from chemical action or wear caused by abrasive materials, nor does it cover damage resulting from misuse, abuse, any other than its intended use, accident neglect or from improper operation, maintenance, installation, modification or adjustments.

This Warranty does not cover parts not made by Manufacturer. (Manufacturer makes no warranty as to electrical apparatus or other materials) not of its manufacture, since these items are covered by warranties of the respective manufacturer (See the Limited Warranty for further limitations and the Equipment Warranty Request for instructions on submitting unit/equipment for Warranty).

Manufacturer shall not be liable for consequential damages whether or not caused by manufacturers negligence or resulting from any express or implied warranty or breach thereof or any written representation made by Distributors, Sales Representatives or their employees. Consequential damages for the purpose of this document shall include, but not be limited to, loss of use, income or profit any additional expenses incurred, or loss of or damages to property occasioned by or arising out of in operation, failure to meet expectations, use, the operation, installation, repair or replacement of the equipment or otherwise.

Signature:

Name/Title: Dwayne Dundore, CTO

(Quote valid for 30 days)

Acceptance: Purchaser's acknowledgement or acceptance of this Proposal or Seller's Commencement of performance at Purchasers request shall be conclusive evidence of acceptance herein.

ACCEPTANCE OF THIS PROPOSAL BY CUSTOMER SHALL BE CONSIDERED AN ACKNOWLEDGED ORDER AND IS EXPRESSLY LIMITED TO THE TERMS AND CONDITIONS AS STATED HEREIN ABOVE AND ON THE BACK OR PAGE 2, EXCEPT IF MODIFICATION ARE AGREED TO IN WRITING BY BOTH PARTIES.

Signature:

Name: Mark Tolton

Date: 3/15/2010

P.O.#

Note #1 The Raptor Licensing Fee will be billed each month ($0.01 per gallon). The license includes technical support on site, phone or email. A monthly technical bulletin will be available with changes in process, equipment upgrades, etc.

Note #2 The licensing fee will be charged at the 1st of every month, commencing with the start up of the system.

Note #3 A test of the bio-diesel to accrue ASTM standard will be completed after training and before commencing.